Facebook Reports Second Quarter 2013 Results

MENLO PARK, Calif. – July 24, 2013 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the second quarter, which ended June 30, 2013.

"We've made good progress growing our community, deepening engagement and delivering strong financial results, especially on mobile," said Mark Zuckerberg, Facebook founder and CEO. "The work we've done to make mobile the best Facebook experience is showing good results and provides us with a solid foundation for the future."

Second Quarter 2013 Financial Summary

In millions, except percentages and per share amounts	Q2'12	Q2'13	YTD'12	YTD'13
Revenue	$1,184	$1,813	$2,242	$3,271
Income (Loss) from Operations
GAAP	$(743)	$562	$(362)	$935
Non-GAAP	$515	$794	$1,000	$1,357
Operating Margin
GAAP	(63)%	31%	(16)%	29%
Non-GAAP	43%	44%	45%	41%
Net Income (Loss)
GAAP	$(157)	$333	$48	$552
Non-GAAP	$295	$488	$582	$800
Diluted Earnings (Loss) per Share (EPS)
GAAP	$(0.08)	$0.13	$0.02	$0.22
Non-GAAP	$0.12	$0.19	$0.24	$0.32

Second Quarter 2013 Operational Highlights

•	Daily active users (DAUs) were 699 million on average for June 2013, an increase of 27% year-over-year.

•	Monthly active users (MAUs) were 1.15 billion as of June 30, 2013, an increase of 21% year-over-year.

•	Mobile MAUs were 819 million as of June 30, 2013, an increase of 51% year-over-year. Mobile DAUs were 469 million on average for June 2013.

Recent Business Highlights

•	Surpassed 1 million active advertisers on Facebook, driven by significant growth in local businesses.

•	Introduced video for Instagram and saw 5 million videos uploaded in the first 24 hours.

•
Facebook for Every Phone has now passed 100 million monthly active users. In just two years, Facebook for Every Phone has successfully put Facebook into the hands of millions of people around the world with limited access to the Internet, giving them the power to connect and share.

•	Launched products including Verified Pages, hashtags and embedded posts to help people on Facebook connect with their friends about what’s taking place all over the world.

•
Announced that there have now been over 100,000 apps built on Parse, a cloud-based platform that provides scalable cross-platform services and tools for developers to enable them to build apps that span mobile platforms and devices.

•	Facebook's data center in Luleå, Sweden, began serving live user traffic around the world using Facebook's Open Compute Project designs and renewable energy.

Second Quarter 2013 Financial Highlights

Revenue – Revenue for the second quarter of 2013 totaled $1.81 billion, an increase of 53%, compared with $1.18 billion in the second quarter of 2012.

•	Revenue from advertising was $1.60 billion, representing 88% of total revenue and a 61% increase from the same quarter last year.

•	Mobile advertising revenue represented approximately 41% of advertising revenue for the second quarter of 2013.

•	Payments and other fees revenue was $214 million for the second quarter of 2013, an increase of 11% from the same quarter last year.

Costs and expenses – GAAP costs and expenses for the second quarter of 2013 were $1.25 billion, a decrease of 35% from the second quarter of 2012, as costs in the second quarter of 2012 were materially impacted by the share-based compensation expense resulting from our IPO. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $1.02 billion in the second quarter, up 52% compared to $669 million for the second quarter of 2012.

Income (loss) from operations – For the second quarter of 2013, GAAP income from operations was $562 million, compared to a GAAP loss from operations of $743 million in the second quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the second quarter was $794 million, up 54% compared to $515 million for the second quarter of 2012.

Operating margin – GAAP operating margin was 31% for the second quarter of 2013, compared to negative 63% in the second quarter of 2012. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 44% for the second quarter of 2013, compared to 43% for the second quarter of 2012.

Provision for income taxes – GAAP income tax expense for the second quarter of 2013 was $212 million, representing a 39% effective tax rate. Excluding share-based compensation and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 37%.

Net income (loss) and EPS – For the second quarter of 2013, GAAP net income was $333 million, compared to a net loss of $157 million for the second quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income for the second quarter of 2013 was $488 million, up 65% compared to $295 million for the second quarter of 2012. GAAP diluted EPS was $0.13 in the second quarter of 2013, compared to a loss per share of $0.08 in the second quarter of 2012. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP diluted EPS for the second quarter of 2013 was $0.19, up 58% compared to $0.12 in the second quarter of 2012.

Capital expenditures – Capital expenditures for the second quarter of 2013 were $268 million, a 35% decrease from the second quarter of 2012.

Cash and marketable securities – Cash and marketable securities were $10.3 billion at the end of the second quarter of 2013.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast can be accessed at the Facebook Investor Relations website at investor.fb.com, along with the company's earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at + 1 (404) 537-3406 or + 1 (855) 859-2056, conference ID 99420501.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Ashley Zandy
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels, particularly mobile engagement; our ability to monetize our mobile products; risks associated with new product development and introduction; our ability to expand the Facebook Platform; competition; privacy concerns; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on May 2, 2013, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013. In addition, please note that the date of this press release is July 24, 2013, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: total revenue and advertising revenue excluding foreign exchange effect, non-GAAP costs and expenses, non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allow investors the ability to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Assumed preferred stock conversion. As a result of our IPO in May 2012, all outstanding shares of preferred stock were automatically converted into shares of Class B common stock. Consequently, non-GAAP diluted shares and earnings per share for the three and six months ended June 30, 2012 have been calculated assuming this conversion for periods prior to the IPO, which we believe facilitates comparison between periods.
Dilutive equity awards excluded from GAAP. In our calculation of non-GAAP weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders for the three months ended June 30, 2012, we give effect to antidilutive RSUs and stock options that are excluded from GAAP weighted average shares due to our reporting of a net loss. We also include the effect of unvested RSUs in periods prior to the IPO in such calculation for the three and six months ended June 30, 2012, the number of which is substantial due to the terms of RSUs granted prior to 2011. We believe including these awards facilitates comparison between periods.
Foreign exchange effect on revenue. We translate revenue for the three and six months ended June 30, 2013 using prior year exchange rates, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment; Property and equipment acquired under capital leases. We subtract both purchases of property and equipment and property and equipment acquired under capital leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we finance such property or equipment with a capital lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Revenue	$1,184	$1,813	$2,242	$3,271
Costs and expenses:
Cost of revenue	367	465	644	878
Research and development	705	344	858	637
Marketing and sales	392	269	535	472
General and administrative	463	173	567	349
Total costs and expenses	1,927	1,251	2,604	2,336
Income (loss) from operations	(743)	562	(362)	935
Interest and other (expense) income, net:
Interest expense	(10)	(14)	(24)	(29)
Other (expense) income, net	(12)	(3)	3	(8)
Income (loss) before provision for income taxes	(765)	545	(383)	898
(Provision for) benefit from income taxes	608	(212)	431	(346)
Net income (loss)	$(157)	$333	$48	$552
Less: Net income attributable to participating securities	—	2	21	3
Net income (loss) attributable to Class A and Class B common stockholders	$(157)	$331	$27	$549
Earnings (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.08)	$0.14	$0.02	$0.23
Diluted	$(0.08)	$0.13	$0.02	$0.22
Weighted-average shares used to compute earnings (loss) per share attributable to Class A and Class B common stockholders:
Basic	1,879	2,407	1,613	2,397
Diluted	1,879	2,502	1,792	2,499
Share-based compensation expense included in costs and expenses:
Cost of revenue	$66	$11	$71	$19
Research and development	545	151	605	268
Marketing and sales	232	33	251	57
General and administrative	263	29	282	50
Total share-based compensation expense	$1,106	$224	$1,209	$394
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$6	$—	$6	$1
Research and development	48	7	49	18
Marketing and sales	25	1	25	5
General and administrative	73	—	73	4
Total payroll tax expenses related to share-based compensation	$152	$8	$153	$28

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31,	June 30,
	2012	2013
Assets
Current assets:
Cash and cash equivalents	$2,384	$3,001
Marketable securities	7,242	7,251
Accounts receivable	719	775
Income tax refundable	451	7
Prepaid expenses and other current assets	471	387
Total current assets	11,267	11,421

Property and equipment, net	2,391	2,577
Goodwill and intangible assets, net	1,388	1,631
Other assets	57	95
Total assets	$15,103	$15,724

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$65	$55
Platform partners payable	169	172
Accrued expenses and other current liabilities	423	505
Deferred revenue and deposits	30	32
Current portion of capital lease obligations	365	316
Total current liabilities	1,052	1,080

Capital lease obligations, less current portion	491	351
Long-term debt	1,500	1,500
Other liabilities	305	444
Total liabilities	3,348	3,375

Stockholders' equity
Common stock and additional paid-in capital	10,094	10,167
Accumulated other comprehensive income (loss)	2	(29)
Retained earnings	1,659	2,211
Total stockholders' equity	11,755	12,349
Total liabilities and stockholders' equity	$15,103	$15,724

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
Cash flows from operating activities
Net income (loss)	$(157)	$333	$48	$552
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	139	230	249	463
Lease abandonment expense	3	57	3	65
Loss on disposal or write-off of equipment	3	11	4	20
Share-based compensation	1,106	224	1,209	394
Deferred income taxes	(350)	26	(374)	19
Tax benefit from share-based award activity	327	89	381	148
Excess tax benefit from share-based award activity	(327)	(93)	(381)	(155)
Changes in assets and liabilities:
Accounts receivable	(105)	(116)	(40)	(62)
Income tax refundable	(567)	419	(567)	444
Prepaid expenses and other current assets	26	10	(7)	(16)
Other assets	(3)	(8)	(9)	(44)
Accounts payable	(5)	1	(8)	2
Platform partners payable	(22)	(18)	(15)	3
Accrued expenses and other current liabilities	184	42	186	9
Deferred revenue and deposits	(8)	2	(5)	2
Other liabilities	(4)	113	7	197
Net cash provided by operating activities	240	1,322	681	2,041

Cash flows from investing activities
Purchases of property and equipment	(413)	(268)	(866)	(595)
Purchases of marketable securities	(6,081)	(1,952)	(6,957)	(3,460)
Sales of marketable securities	59	576	128	1,275
Maturities of marketable securities	539	1,271	1,106	2,174
Investments in non-marketable equity securities	(2)	(1)	(3)	(1)
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(550)	(122)	(575)	(221)
Changes in restricted cash and deposits	(2)	(2)	(3)	4
Net cash used in investing activities	(6,450)	(498)	(7,170)	(824)

Cash flows from financing activities
Net proceeds from issuance of common stock	6,761	—	6,761	—
Taxes paid related to net share settlement of equity awards	—	(153)	—	(558)
Proceeds from exercise of stock options	4	2	9	10
Proceeds from sale and lease-back transactions	20	—	82	—
Principal payments on capital lease obligations	(72)	(91)	(143)	(200)
Excess tax benefit from share-based award activity	327	93	381	155
Net cash provided by (used in) financing activities	7,040	(149)	7,090	(593)

Effect of exchange rate changes on cash and cash equivalents	(14)	1	(15)	(7)
Net increase in cash and cash equivalents	816	676	586	617
Cash and cash equivalents at beginning of period	1,282	2,325	1,512	2,384
Cash and cash equivalents at end of period	$2,098	$3,001	$2,098	$3,001
Supplemental cash flow data
Cash paid during the period for:
Interest	$10	$14	$19	$26
Income taxes	$8	$9	$182	$18
Cash received during the period for:
Income taxes	$—	$419	$—	$419
Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$(169)	$(52)	$(59)	$(5)
Property and equipment acquired under capital leases	$52	$—	$90	$11
Fair value of shares issued related to acquisitions of businesses and other assets	$18	$44	$25	$77

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except for number of shares)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2013	2012	2013
GAAP revenue	$1,184	$1,813	$2,242	$3,271
Foreign exchange effect on 2013 revenue using 2012 rates		13		17
Revenue excluding foreign exchange effect		$1,826		$3,288
GAAP revenue year-over-year change %		53%		46%
Revenue excluding foreign exchange effect year-over-year change %		54%		47%
GAAP advertising revenue	$992	$1,599	$1,864	$2,844
Foreign exchange effect on 2013 advertising revenue using 2012 rates		13		16
Advertising revenue excluding foreign exchange effect		$1,612		$2,860
GAAP advertising revenue year-over-year change %		61%		53%
Advertising revenue excluding foreign exchange effect year-over-year change %		63%		53%
GAAP costs and expenses	$1,927	$1,251	$2,604	$2,336
Share-based compensation expense	(1,106)	(224)	(1,209)	(394)
Payroll tax expenses related to share-based compensation	(152)	(8)	(153)	(28)
Non-GAAP costs and expenses	$669	$1,019	$1,242	$1,914
GAAP income (loss) from operations	$(743)	$562	$(362)	$935
Share-based compensation expense	1,106	224	1,209	394
Payroll tax expenses related to share-based compensation	152	8	153	28
Non-GAAP income from operations	$515	$794	$1,000	$1,357
GAAP net income (loss)	$(157)	$333	$48	$552
Share-based compensation expense	1,106	224	1,209	394
Payroll tax expenses related to share-based compensation	152	8	153	28
Income tax adjustments	(806)	(77)	(828)	(174)
Non-GAAP net income	$295	$488	$582	$800
GAAP diluted shares	1,879	2,502	1,792	2,499
Assumed preferred stock conversion[1]	273	—	409	—
Dilutive securities excluded due to net loss	177	—	—	—
Dilutive equity awards excluded from GAAP[1]	122	—	185	—
Non-GAAP diluted shares	2,451	2,502	2,386	2,499
GAAP diluted earnings (loss) per share	$(0.08)	$0.13	$0.02	$0.22
Net income attributable to participating securities	—	—	0.01	—
Non-GAAP adjustments to net (loss) income	0.24	0.06	0.29	0.10
Non-GAAP adjustments to diluted shares	(0.04)	—	(0.08)	—
Non-GAAP diluted earnings per share	$0.12	$0.19	$0.24	$0.32
GAAP operating margin	(63)%	31%	(16)%	29%
Share-based compensation expense	93%	12%	54%	12%
Payroll tax expenses related to share-based compensation	13%	—%	7%	1%
Non-GAAP operating margin	43%	44%	45%	41%
GAAP income (loss) before (provision for) benefit from income taxes	$(765)	$545	$(383)	$898
GAAP (provision for) benefit from income taxes	608	(212)	431	(346)

GAAP effective tax rate	79%	39%	113%	39%
GAAP income (loss) before (provision for) benefit from income taxes	$(765)	$545	$(383)	$898
Share-based compensation and related payroll tax expenses	1,258	232	1,362	422
Non-GAAP income before provision for income taxes	$493	$777	$979	$1,320
Non-GAAP provision for income taxes	198	289	397	520
Non-GAAP effective tax rate	40%	37%	41%	39%
Net cash provided by operating activities	$240	$1,322	$681	$2,041
Purchases of property and equipment	(413)	(268)	(866)	(595)
Property and equipment acquired under capital leases	(52)	—	(90)	(11)
Free cash flow	$(225)	$1,054	$(275)	$1,435
[1]Gives effect to assumed preferred stock conversion and other dilutive equity awards prior to our IPO for comparability